United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$633,480
Unrealized Gain (Loss) on Market Value of Futures	(308,880)
Dividend Income	1,065
Interest Income	270
ETF Transaction Fees	350
Total Income (Loss)	$326,285

Expenses
General Partner Management Fees	$28,273
Brokerage Commissions	1,670
Prepaid Insurance Expense	424
Non-interested Directors' Fees and Expenses	364
Other Expenses	12,183
Total Expenses	42,914
Expense Waiver	(6,532)
Net Expenses	$36,382
Net Income (Loss)	$289,903

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/12	$44,782,718
Net Income (Loss)	289,903

Net Asset Value End of Month	$45,072,621
Net Asset Value Per Unit (550,000 Units)	$81.95

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612